UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2011

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois		60603
(Address of principal executive offices)		(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2011, Northern Trust Corporation’s (the “Corporation”) board of directors appointed William L. Morrison as President and Chief Operating Officer, effective October 1, 2011. Mr. Morrison, 60, has served as an Executive Vice President of the Corporation since May 21, 2002 and as Chief Financial Officer of the Corporation since September 18, 2009. Effective October 1, 2011, Mr. Morrison’s annual base salary rate will be increased to $700,000. In addition, on July 19, 2011, Mr. Morrison received a grant of 10,000 restricted stock units, which will vest in two equal increments on the third and fourth anniversaries of the grant date.

On July 19, 2011, the Corporation’s board of directors appointed Michael G. O’Grady as an Executive Vice President, effective August 15, 2011, and to assume Mr. Morrison’s role as Chief Financial Officer, effective October 1, 2011. Mr. O’Grady will be a member of the Corporation’s Management Group. Mr. O’Grady, 45, joins the Corporation from the Financial Institutions Group of Investment Banking of Bank of America Merrill Lynch (“BAML”), where he has served as a Managing Director since 2000. Since 2009, he has been the head of BAML’s Depository Institutions Group for the Americas, covering banks as well as certain asset managers, insurance brokers and exchanges. He joined Merrill Lynch in 1992 as an Associate.

On July 18, 2011, the Corporation entered into a letter agreement with Mr. O’Grady which provides that Mr. O’Grady will commence employment with the Corporation at an annual base salary rate of $550,000. In addition, the letter agreement provides that Mr. O’Grady will be eligible to participate in the Corporation’s Management Performance Plan during his employment, with a minimum award for the 2011 plan year of $325,000. Mr. O’Grady will also be eligible for consideration for annual equity awards during his employment with the Corporation and is expected to receive an initial equity award with an approximate value of $2,500,000, consisting of 50% non-qualified stock options and 50% restricted stock units. The stock option award is expected to vest in 25% increments on each of the first four anniversaries of the grant date, with the restricted stock units vesting in two equal increments on the third and fourth anniversaries of the grant date. In connection with his employment, Mr. O’Grady will enter into the Corporation’s standard non-solicitation and trade secrets agreement.

In addition, Mr. O’Grady will be eligible to enter into an Employment Security Agreement with the Corporation. The terms of this Employment Security Agreement are substantially as described in the Corporation’s 2011 annual proxy statement under the heading “Potential Payments Upon Termination of Employment or a Change in Control of the Corporation” except that Mr. O’Grady will not be eligible for a “gross-up” payment to cover any excise and related income tax liability arising under Section 280G of the Internal Revenue Code.

The Corporation issued a press release announcing the leadership changes with respect to Mr. Morrison and Mr. O’Grady on July 19, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Northern Trust Corporation, dated July 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: July 19, 2011	By:	/s/ Timothy P. Moen
Timothy P. Moen
Executive Vice President and Head of Human Resources and Administration

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of Northern Trust Corporation, dated July 19, 2011